As filed with the Securities and Exchange Commission on March 31, 2000
                                                        --------------
Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                         PROVIDIAN FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)
                               -------------------
        Delaware                                         94-2933952
(State of incorporation)                       (IRS Employer Identification No.)

                               -------------------
                               201 Mission Street
                         San Francisco, California 94105
                                 (415) 543-0404
          (Address and telephone number of Principal Executive Offices)
                   Providian Financial Corporation 401(k) Plan
                            (Full title of the plan)
                                 --------------
                                Shailesh J. Mehta
                             Chief Executive Officer
                         Providian Financial Corporation
                               201 Mission Street
                         San Francisco, California 94105
                                 (415) 543-0404
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              --------------------
                                   Copies to:
                               Ellen Richey, Esq.
                  Vice Chairman, General Counsel and Secretary
                         Providian Financial Corporation
                               201 Mission Street
                         San Francisco, California 94105


                                                        CALCULATION OF REGISTRATION FEE
==================================== =================== ============================= ============================= ==============
     Title of securities to be       Amount to be        Proposed maximum              Proposed maximum              Amount of
            registered               registered(1)       offering price per share(2)   aggregate offering price(2)   registration
                                                                                                                     fee
------------------------------------ ------------------- ----------------------------- ----------------------------- --------------

Common Stock (par value $0.01) and
participation interests in the       2,000,000 shares    $81.50                        $163,000,000                  $43,032.00
Providian Financial Corporation
401(k) Plan (3)



 (1) The shares of Common Stock of Providian Financial Corporation (the "Registrant") being registered consist of shares to be acquired by the Trustee pursuant to the Plan for the benefit of participants or as matching contributions and shares deposited by Providian Financial Corporation with the Trustee as matching contributions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended (the "Securities Act"). The price per share and the aggregate offering price are based on the average of the high and the low prices of Registrant's Common Stock on March 29, 2000, as reported on the New York Stock Exchange.

(3) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration
Statement:

          1. The Registrant's latest annual report on Form 10-K for the fiscal year ended December 31, 1999, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          2. The Registrant's Current Reports on Form 8-K dated March 26, 1999 May 19, 1999, November 1, 1999 and February 3, 2000, filed pursuant to Section 13(a) of the Exchange Act.

          3. The Registrant's Quarterly Report on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999, filed pursuant to
Section 13(a) of the Exchange Act;

          4. All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (1) above.

          5. The description of the Registrant's common stock which is contained in a Registration Statement on Form 10 filed April 17, 1997, and a Registration Statement on Form 8-A filed September 2, 1997, to register such securities under Section 12 of the Exchange Act, including an amendment on Form 8-A/A filed March 26, 1999, and any other amendment or report filed for the purpose of updating such description.

          All reports and other documents subsequently filed by the Registrant or the Providian Financial Corporation 401(k) Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.


ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL


          Ellen Richey, Vice Chairman, General Counsel and Secretary of the Registrant, acted as counsel for the Registrant in connection with the Registration Statement and opined on the validity of the shares to be issued and sold by the Registrant pursuant hereto. As of March 13, 2000 Ms. Richey owned beneficially 144,405 shares of the Registrant's common stock, including shares issuable upon exercise of employee stock options within 60 days.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS


          Section 145 of the Delaware General Corporation Law ("DGCL") permits a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act. The Registrant's Bylaws contain provisions covering indemnification of directors, officers, employees and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the Securities Act or the Exchange Act.


          The Registrant's Certificate of Incorporation provides for the indemnification of directors to the fullest extent not prohibited by the DGCL and authorizes the indemnification by the Registrant of officers, employees and other agents as set forth in the DGCL.

          In addition, the Registrant has obtained directors' and officers' liability insurance.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.


ITEM 8.   EXHIBITS

Exhibit

4.1       Providian Financial Corporation 401(k) Plan and all amendments to such
          Plan.

4.2 Trust Agreement with respect to the trust forming part of the Providian Financial Corporation 401(k) Plan.

5.1       Opinion of General Counsel, Providian Financial Corporation.

23.1      Consent of Ernst & Young LLP.

23.2 Consent of General Counsel, Providian Financial Corporation. Reference is made to Exhibit 5.1.

24.1      Power of Attorney.  Reference is made to the signature pages.



UNDERTAKING PURSUANT TO ITEM 8(b). The Registrant undertakes to have the Plan and all amendments to the Plan submitted to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to maintain the qualification of the Plan under section 401 of the Code.

ITEM 9.   UNDERTAKINGS

          1.   The undersigned Registrant hereby undertakes:

               a. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    i. To include any prospectus required by section 10(a)(3) of the Securities Act;

                    ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                    iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               b. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES


         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 31, 2000.
--------




                             PROVIDIAN FINANCIAL CORPORATION



                             By  /s/ Shailesh J. Mehta
                                 ---------------------------
                                 Shailesh J. Mehta
                                 Chairman, President and Chief Executive Officer (Principal Executive Officer)


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ellen Richey his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                                 Date
---------                       -----                                 ----


/s/ Shailesh J. Mehta           Chairman, President and           March 31, 2000
------------------------        Chief Executive Officer
Shailesh J. Mehta               and Director
                                (Principal Executive Officer)


/s/ David J. Petrini            Executive Vice President and      March 31, 2000
------------------------        Chief Financial Officer
David J. Petrini                (Principal Financial Officer)



/s/ Daniel Sanford              Senior Vice President             March 31, 2000
------------------------        and Controller
Daniel Sanford                  (Principal Accounting Officer)



/s/ Christina L. Darwall        Director                          March 31, 2000
------------------------
Christina L. Darwall



/s/ James V. Elliott            Director                          March 31, 2000
------------------------
James V. Elliott



/s/ Lyle Everingham             Director                          March 31, 2000
------------------------
Lyle Everingham



/s/ J. David Grissom            Director                          March 31, 2000
------------------------
J. David Grissom



/s/ F. Warren McFarlan, D.B.A.  Director                          March 31, 2000
------------------------
F. Warren McFarlan, D.B.A.



/s/ Larry D. Thompson           Director                          March 31, 2000
------------------------
Larry D. Thompson



/s/ Ruth M. Owades              Director                          March 31, 2000
------------------------
Ruth M. Owades



/s/ John L. Weinberg            Director                          March 31, 2000
------------------------
John L. Weinberg


The Plan. Pursuant to the requirements of the Securities Act, Providian Financial Corporation, the administrator of the Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 31, 2000.
--------------


                                    PROVIDIAN FINANCIAL CORPORATION 401(K) PLAN


                                    By: /s/ F. Warren McFarlan
                                        ------------------------------------
                                           F. Warren McFarlan, D.B.A.

                                    Title: Human Resources Committee Member





                                  EXHIBIT INDEX

Exhibit

4.1       Providian Financial Corporation 401(k) Plan and all amendments to such
          Plan.

4.2 Trust Agreement with respect to the trust forming part of the Providian Financial Corporation 401(k) Plan.

5.1       Opinion of General Counsel, Providian Financial Corporation.

23.1      Consent of Ernst & Young LLP.

23.2 Consent of General Counsel, Providian Financial Corporation. Reference is made to Exhibit 5.1.

24.1      Power of Attorney.  Reference is made to the signature pages.